As filed with the Securities and Exchange Commission on November 16, 2001

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            VOICEFLASH NETWORKS, INC.
               (Exact name of issuer as specified in its charter)


                     Florida                             65-0523427
         (State or other jurisdiction                 (I.R.S. Employer
       of incorporation or organization)             Identification No.)


                         6401 Congress Avenue, Suite 250
                              Boca Raton, FL 33487
               (Address of principal executive offices) (Zip Code)


                  EMPLOYMENT AGREEMENT WITH MITCHELL PALMIGIANO
                            (Full title of the plan)



                            Lawrence Cohen, President
                            VOICEFLASH NETWORKS, INC.
                         6401 Congress Avenue, Suite 250
                              Boca Raton, FL 33487
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                         maximum       maximum
                                         offering      aggregate     Amount of
Title of securities     Amount to be     price per     offering     registration
to be registered        registered       share          price           fee


Compensatory Stock Issued to Selling Securityholder

Common Stock, $0.001
par value per share       250,000          $.45*       $112,500       $28.125

_________________

* Calculated in accordance with Rule 457 based upon the average closing bid and asked price of the Company's common stock on November 12, 2001.

PROSPECTUS


                            VOICEFLASH NETWORKS, INC.

                         250,000 Shares of Common Stock


         This prospectus forms a part of a registration statement which registers an aggregate of 250,000 shares of common stock, that are collectively referred to as the "Shares" of VoiceFlash Networks, Inc. ("VoiceFlash", "Company", "we", "us" or "our"). The Shares have been issued to Mitchell Palmigiano pursuant to an Employment Agreement with Mitchell Palmigiano ("Palmigiano") dated October 31, 2001. Palmigiano is sometimes referred to as the "selling securityholder." The selling securityholder may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholder.


         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.


         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                The date of this prospectus is November __, 2001

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o Annual Report on Form 10-KSB for the year ended July 31, 2001, filed on November 8, 2001;

         o        Registration Statement on Form S-3, filed on November 9, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, VoiceFlash Networks, Inc., 6401 Congress Avenue, Suite 250, Boca Raton, FL 33487.

                                   THE COMPANY

         This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

         In evaluating us, the following risk factors should be considered:

The outcome of Bristol's bankruptcy could adversely effect our operations and financial condition.

         Our wholly-owned subsidiary, Bristol Retail Solutions, is currently in Chapter 11 bankruptcy. Bristol has been unable to obtain debtor-in-possession financing from a new lender and generate sufficient cash from operations. We wrote-off $1,918,655 advanced to Bristol as a result of the Bristol bankruptcy. The proceedings will be converted to a Chapter 7 liquidation proceeding.

We have continued operating losses which may result in significant liquidity and cash flow problems.

         We have received only limited revenues since inception in October 1995 through July 31, 2001. Total revenues for the year ended July 31, 2000 and year ended July 31, 2001 were $952,994 and $178,572 respectively.

         From inception through July 2001, we have incurred cumulative losses of $29,377,489 and losses may continue through the fiscal year ending July 31, 2002. We expect to incur expenditures in connection with the development and marketing of speech recognition and wireless applications and UCT operations which will likely result in losses until such time, if ever, as we are able to obtain sufficient contracts for speech recognition products and wireless applications and services which will generate adequate sources of revenue to support operations.

Our financial statements have been prepared assuming that we will continue as a going concern.

         The auditor's report on our 2001 financial statements states that "the Company has suffered recurring losses from operations, has a cash deficiency from operations and is experiencing operating losses that raise substantial doubt about its ability to continue as a going concern." We continue to explore the possibility of raising funds through available sources which include equity and debt markets.

Since we have changed our business strategy through the acquisition of UCT, we may not be able to successfully manage its new business operations.

         Prior to our acquisition of UCT, we had no experience as a supplier of advance transaction processing and account management software for enterprise retail and service oriented customers. We will incur significant operating expenses arising from the development and expansion of new operations.

We have significant future capital requirements and need additional financing.

         In the future, and apart from immediate needs for capital resources, we will continue to have significant capital requirements due to the substantial costs associated with product development and refinement, recruitment of skilled personnel and the marketing of innovative speech recognition and business application products and related services. Cash requirements for the purpose of developing products and services have been substantial and, as a result, we have been dependent upon capital resources provided by investors in order to finance operations.

         We have no current arrangements with respect to, or potential sources of, additional financing and do not anticipate that existing shareholders will satisfy any portion of our future financing requirements. If we are unable to obtain additional financing when needed, this would have a material adverse effect on our business, including the curtailment of product and service development, marketing and expansion activities.

If we are unable to raise additional capital as needed, the future growth of our business and operations would be severely limited.

         Historically, operations have been financed primarily through the issuance of equity. Our growth strategy requires substantial capital investment. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary for the production and marketing of newly acquired UCT operations. Future capital requirements, however, depend on a number of factors, including our ability to grow revenues and manage our business.

         If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of VoiceFlash held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all.

We do not meet required NASDAQ continued listing requirements and therefore our securities are subject to possible delisting from NASDAQ.

         Our common stock is listed on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must maintain: (i) at least $2,500,000 in equity or $500,000 in net income in the latest fiscal year or in two of the last three years or $35,000,000 in market capitalization, (ii) a public float of at least 500,000 shares, (iii) a $1,000,000 market value of public float, (iv) a minimum bid price of $1.00 per share, (v) at least two market makers, (vi) at least 300 shareholders and (vii) at least two outside directors. Currently we do not meet these maintenance standards. We did not meet all these criteria as of the date of this registration statement. The failure to meet this maintenance criteria may result in the delisting of VoiceFlash's securities from Nasdaq, and VoiceFlash's common stock would thereafter be traded in the over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

We may have difficulties in obtaining and maintaining proprietary rights.

         Our success depends upon proprietary applications software technology which may be difficult to obtain and protect. We currently rely on a combination of contractual rights, trade secrets, know-how, trademarks, non-disclosure agreements and technical knowledge to establish and protect proprietary rights. The measures taken to protect proprietary rights may not be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, our products. In the case of proprietary infringement, we could, under certain circumstances, be required to modify its products or obtain licenses, which could require cash or other consideration. We may not have the resources to defend or prosecute a patent infringement or other proprietary rights infringement action.

The conversion of outstanding notes and exercise of outstanding warrants will be dilutive to our existing stockholders.

         We have recently filed a registration statement on Form S-3 to register up to 2,300,000 shares of our common stock issuable upon conversion of outstanding notes and exercise of outstanding warrants which means that when the note is converted or warrant is exercised, the holder may resell the common stock received in the public market. The conversion or exercise may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

The number of shares of common stock issuable upon conversion of the notes described in this registration statement will increase as the market price of our common stock decreases.

         We have an aggregate of $750,000 principal amount of 7% convertible notes outstanding as of the date of this prospectus. The notes which are convertible, in whole or in part, at the option of the holders into shares of our common stock at a conversion price equal to the lesser of:

                  (1)      $1.50;

                  (2) 80% of the average of the three lowest closing bid prices for our common stock for 30 trading days prior to, but not including, the conversion date on the Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange (the principal trading exchange or market for our common stock); or

                  (3) if not trading on a principal trading exchange or market, 75% of the average of the three lowest closing bid prices for our common stock for 30 trading days prior to, but not including, the conversion date, on such other principal market or exchange where our common stock is listed or traded.

         The terms of the notes and warrants provide that the number of shares of common stock into which they are convertible or exercisable, when added together with all other shares of our common stock beneficially owned by the holder and its affiliates, cannot exceed 9.9% of our total issued and outstanding common shares at any one time. This 9.9% limitation, however, does not prevent the note and warrant holders from continually liquidating shares of our common stock owned by them in order to convert or exercise all of the notes or warrants into shares of our common stock, subject to the terms of the notes and warrants.

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

The variable conversion price formula for the notes could negatively affect the market price of our common.

         The following are special risks which result from the variable conversion price formula of the notes:

* Reduction in stock price. The conversion price of the notes is variable based on the future trading prices of our common stock. As a result of the market-related conversion price, the number of shares of common stock issuable upon conversion of the notes will be inversely proportionate the market price of the common stock at the dates upon which the conversion price may be determined.

* Effect of short sales by third parties. As a result of the market-related conversion price of the notes, third parties may take significant short positions in our common stock. If this occurs, these short positions may have the effect of depressing the trading price of our common stock which would result in additional dilutive issuance of stock upon the conversion of the notes. In addition, other selling security holders may take short positions in our common stock which while not effecting the exercise price of the underlying warrants or options held by these selling security holders, could have the effect of depressing its trading value and therefore result in additional dilutive issuance of stock upon the conversion of the notes.

* Effect of additional shares in market. To the extent that holder of the notes converts a portion of the notes and then sell its common stock in the open market, our common stock price may decrease due to the additional shares in the market, possibly allowing the holder to convert the remaining notes into greater amounts of common stock, further depressing the stock price.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 500,000 shares are currently issued and outstanding. Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.

                  EMPLOYMENT AGREEMENT WITH MITCHELL PALMIGIANO

General

Employment Agreement with Mitchell Palmigiano

         On October 31, 2001, VoiceFlash entered into an Employment Agreement with Mitchell Palmigiano pursuant to which VoiceFlash agreed to issue to Palmigiano 250,000 shares of Common Stock of VoiceFlash in consideration for strategic planning services to be provided to VoiceFlash over an anticipated 12-month period commencing as of the date of the Agreement. Initial services relative to the performance under the Agreement have already commenced.

         All of the work under the Agreement will be performed by Palmigiano. Under the terms of Agreement, Palmigiano is to provide the following services for the benefit of VoiceFlash:

         o the implementation of short range and long term strategic planning to fully develop and enhance VoiceFlash's assets, resources, products and services;

         o advising VoiceFlash of means to restructure its debt and financial obligations;

         o negotiating with lenders regarding the restructuring of debt obligations;

         o        advising VoiceFlash on means to enhance its liquidity;

         o assisting VoiceFlash in monitoring of services provided by VoiceFlash's advertising firm, public relations firm and other professionals to be employed by VoiceFlash; and

         o assisting in establishing, and advising VoiceFlash with respect to shareholder meetings and shareholders' relationships.

Federal Income Tax Effects

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                         SALES BY SELLING SECURITYHOLDER

         The following table sets forth

         o        the name of the selling securityholder,

         o the amount of shares of common stock held directly or indirectly,

         o the maximum amount of shares of common stock to be offered by the selling securityholder,

         o the amount of common stock to be owned by the selling securityholder following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling securityholder following completion of such offering.

                                                                     Percentage
                                                     Shares to be    to be Owned
Name of Selling          Number of      Shares to    Owned After       After
Securityholder         Shares Owned    be Offered     Offering        Offering

Mitchell Palmigiano      250,000        250,000          -0-              *

* Less than 1%

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholder in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholder in connection with sales of securities.

         The selling securityholder may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholder to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholder may arrange for other brokers or dealers to participate. The selling securityholder and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholder that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholder with a copy of these rules. We have also told the selling securityholder of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholder or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. As of November 5, 2001, there were issued and outstanding, 14,038,604 shares of common stock and 500,000 shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a shareholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

Transfer Agent

         The transfer agent and registrar for our common stock is American Stock Transfer, 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219. Telephone number
(718) 921-8255.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by Feldman Sherb & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, which report contains an explanatory paragraph on the Company's authority to continue as a going concern, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) wilful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o Annual Report on Form 10-KSB for the year ended July 31, 2001, filed on November 8, 2001;

         o        Registration Statement on Form S-3, filed on November 9, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, VoiceFlash Networks, Inc., 6401 Congress Avenue, Suite 250, Boca Raton, FL 33487.

ITEM 4.           Description of Securities

         A description of VoiceFlash's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.           Indemnification of Directors and Officers

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) wilful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to VoiceFlash and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits

         10.1     Employment Agreement with Mitchell Palmigiano*

         23.1     Consent of Independent Certified Public Accountants*

____________________
*        Filed herewith.

ITEM 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after theeffective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on the 15th day of November, 2001.

                                        VOICEFLASH NETWORKS, INC.


                                        By:/s/Lawrence Cohen
                                        Lawrence Cohen
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                           Date

                           Chief Executive Officer
                           Chairman of the Board,
/s/Lawrence Cohen          Director and Principal          November 16, 2001
Lawrence Cohen             Executive Officer



                           Chief Financial Officer,
                           Treasurer and Principal
/s/Charles Scher           Financial and Accounting        November 16, 2001
Charles Scher              Officer



/s/Cornelia Eldridge       Director                        November 16, 2001
Cornelia Eldridge